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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES
COLONIAL PROPERTIES TRUST

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                                                                                JURISDICTION OF
                            NAME                                                   FORMATION
                         -----------                                            ---------------
1.       Colonial Realty Limited Partnership                                    Delaware
         A.   Colonial Properties Services Limited Partnership                  Delaware
         B.   Colonial Properties Services, Inc.                                Alabama
         C.   Parkway Place Limited Partnership                                 Alabama
         D.   Colonial VRS, LLC                                                 Georgia
         E.   CMS/Colonial Joint Venture Limited Partnership                    Alabama
              1.  Mountain Brook Manager, Inc.                                  Alabama
              2.  Mountain Brook Manager, LLC                                   Alabama
              3.  Mountian Brook, LLC                                           Alabama
              4.  River Hills Manager, Inc.                                     Delaware
              5.  River Hills Manager, LLC                                      Delaware
              6.  River Hills, LLC                                              Delaware
              7.  Cahaba Manager, LLC                                           Alabama
              8.  Cahaba, LLC                                                   Alabama
              9.  Barrington Manager, LLC                                       Georgia
              10. Barrington, LLC                                               Georgia
              11. Ponte Vedra Manager, LLC                                      Delaware
              12. Ponte Vedra, LLC                                              Delaware
              13. Stockbridge Manager, LLC                                      Georgia
              14. Stockbridge, LLC                                              Georgia
         F.   CMS/Colonial Joint Venture II Limited Partnership                 Alabama
              1.  Inverness I Manager, LLC                                      Alabama
              2.  Inverness I, LLC                                              Alabama
              3.  Inverness II Manager, LLC                                     Alabama
              4.  Inverness II, LLC                                             Alabama
              5.  Rocky Ridge Manager, LLC                                      Alabama
              6.  Rocky Ridge, LLC                                              Alabama
              7.  Hillwood Manager, LLC                                         Alabama
              8.  Hillwood, LLC                                                 Alabama
         G.   Heathrow E, LLC                                                   Delaware
         H.   Heathrow F, LLC                                                   Delaware
         I.   Heathrow 3, LLC                                                   Delaware
         J.   Heathrow 4, LLC                                                   Delaware
         K.   Heathrow G, LLC                                                   Delaware
         L.   Heathrow 6, LLC                                                   Delaware
         M.   Heathrow I, LLC                                                   Delaware
         N.   Heathrow Oakmonte, LLC                                            Delaware
         O.   Highway 150, LLC                                                  Alabama
         P.   600 Building Partnership                                          Alabama
         Q.   Colonial/Polar BEK Management Company                             Alabama
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